UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

GOOD TIMES RESTAURANTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOOD TIMES RESTAURANTS INC.

601 Corporate Circle

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 27, 2013

To the Stockholders of Good Times Restaurants Inc.:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”), will be held at our corporate offices, which are located at 601 Corporate Circle, Golden, Colorado 80401, on Friday, September 27, 2013, at 9:00 a.m. local time.  The purposes of the Annual Meeting are:

1.

To elect eight directors of the Company to serve for the next year;

2.

To submit an advisory vote on the compensation of the Company’s named executive officers;

3.

To submit an advisory vote on the frequency of future votes on the compensation of the Company’s named executive officer; and

4.

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The accompanying proxy statement (the “Proxy Statement”) contains additional information about the Annual Meeting.  Only stockholders of record at the close of business on the record date of August 27, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  The Proxy Statement is being mailed to stockholders entitled to vote at the Annual Meeting on or about September 6, 2013.

All stockholders are cordially invited to attend the Annual Meeting.  If you do not plan to attend the meeting, please sign, date, and promptly return the enclosed proxy card.  A business reply envelope is enclosed for your convenience.  The delivery of a proxy will not affect your right to vote in person if you attend the Annual Meeting.  Your vote is important.

Sincerely,

/s/ Susan M. Knutson

Susan M. Knutson

Secretary and Controller

September 6, 2013

TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL #1 – ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE	12
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	16
AUDIT COMMITTEE REPORT	19
INDEPENDENT AUDITOR INFORMATION	20
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
EXECUTIVE COMPENSATION	22
PROPOSAL #2 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	25
PROPOSAL #3 – FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	26
STOCKHOLDER NOMINATIONS AND OTHER PROPOSALS	27
OTHER MATTERS	27
WHERE YOU CAN FIND MORE INFORMATION	27
INCORPORATION OF DOCUMENTS BY REFERENCE	27

GOOD TIMES RESTAURANTS INC.

601 Corporate Circle

Golden, Colorado 80401

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 27, 2013

This Proxy Statement relates to the Annual Meeting of Stockholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”).  The Annual Meeting will be held on Friday, September 27, 2013, at 9:00 a.m. local time, at our corporate offices, which are located at 601 Corporate Circle, Golden, Colorado 80401, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  The enclosed proxy is solicited by our Board of Directors (the “Board”).  The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about September 6, 2013.

The terms “we,” “us,” and “our” in this Proxy Statement refer to the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on September 27, 2013:  This Proxy Statement is also available at our website at www.goodtimesburgers.com.

GENERAL INFORMATION

What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including:

1.

The election of eight directors of the Company to serve for the next year;

2.

The submission of an advisory vote on the compensation of the Company’s named executive officer; and

3.

The submission of an advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date of August 27, 2013, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote their shares at the Annual Meeting or any adjournment or postponement thereof.  At the close of business on August 27, 2013, there were 4,926,214 shares of our common stock, par value $0.001 per share (“Common Stock”), outstanding.  Each outstanding share of our Common Stock is entitled to one vote.  Our Bylaws do not allow holders to accumulate votes in the election of directors.

How do I vote?

You may vote on matters to come before the Annual Meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person, or (ii) you can vote by completing, signing, and dating the enclosed proxy card and returning it to us in the enclosed business reply envelope or via facsimile to Boyd E. Hoback, our President and Chief Executive Officer, at (303) 273-0177.  If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board.  If your shares are held by a broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.

What if I vote and then change my mind?

You may revoke a proxy at any time before the vote is taken at the Annual Meeting by either (i) filing with our corporate secretary a written notice of revocation, (ii) sending in another duly executed proxy bearing a later date, or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

How can I get more information about attending the Annual Meeting and voting in person?

The Annual Meeting will be held on Friday, September 27, 2013, at 9:00 a.m., local time, at the Company’s corporate offices, which are located at 601 Corporate Circle, Golden, Colorado 80401, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  For additional details about the Annual Meeting, including directions to the meeting site and information about how you may vote in person if you so desire, please call or email Boyd E. Hoback, our President and Chief Executive Officer, at (303) 384-1400 or at bhoback@gtrestaurants.com.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board, which are described in this Proxy Statement.  Our Board recommends a vote FOR each of the proposals described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock on the record date will constitute a quorum at the Annual Meeting, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.  If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

Vote Required.  Approval of each proposal to be considered and voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting (assuming we have a quorum as described above).  In addition, in order for the Investor to be obligated to close the Investment Transaction, among other conditions that must be satisfied, the Investment Transaction must be approved by a majority of the votes cast by the holders of our Common Stock other than the Investor and its affiliates.  A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted for that proposal but will be counted for purposes of whether there is a quorum at the meeting.  Abstentions will result in the respective proposal receiving fewer votes.

Effect of Broker Non-Votes.  If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.  No postage is necessary if mailed in the United States.  If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion.  Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted as a vote cast in determining the number of shares necessary for approval of those matters.  Shares represented by such broker non-votes, however, will be counted in determining whether there is a quorum.  Accordingly, broker non-votes will result in the respective proposal receiving fewer votes.

Can I dissent or exercise rights of appraisal?

Neither Nevada law nor our Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the proposals to be voted on at the Annual Meeting.  If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders.  In addition to solicitation by mail, proxies may be solicited by our directors, officers, and regular employees by telephone or personal interview.  These individuals will not receive any compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and we may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

PROPOSAL #1 – ELECTION OF DIRECTORS

Pursuant to our Bylaws, as amended by our Board on August 30, 2013, the size of our Board has been set at eight directors.  All of our directors are elected annually to serve a one-year term expiring at the next annual meeting of stockholders.  The eight nominees for election at the Annual Meeting, listed below, are currently serving as directors of the Company.  Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.  However, if any nominee is unable to serve or for good cause will not serve as a director, each of the persons named in the proxy intend to vote in his or her discretion for a substitute who will be designated by our Board.

Director Nominees

The following table sets forth certain information about the Company’s eight director nominees.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
Geoffrey R. Bailey	61	1996	Member of the Compensation Committee

Mr. Bailey is a director of The Erie County Investment Co., which owns 99% of The BaileyCompany.  The principal business of The Bailey Company is owning and operating 51 Arby’s restaurants as a franchisee.  The Bailey Company was also previously a franchisee and joint venture partner of the Company.  Mr. Bailey joined The Erie County Investment Co. in 1979.  Mr. Bailey is a graduate of the University of Denver with a Bachelor’s degree in Business Administration.

Mr. Bailey was selected to serve on our Board in light of his substantial experience within the restaurant industry and his broad knowledge concerning corporate governance and management.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
David L. Dobbin	52	2010	Chairman of the Board

Mr. Dobbin serves as Chairman of the Board of Small Island Investments Limited (2010-present).  In addition, he serves as Chairman of the Board of Welaptega Marine Ltd. (2008-present), a leading supplier of offshore mooring inspection systems.  Prior to March 2012, he also served as Chairman of the Boards of Terra Nova Pub Groups Ltd., and its subsidiaries and affiliates, including Elephant & Castle Group, Inc. (2007-2012).  Previously, Mr. Dobbin served in several capacities with CHC Helicopter Corporation, the world’s leading offshore helicopter services provider, and led Canadian Ocean Resource Associates Inc., a consulting firm specializing in international best practice reviews in various sectors, third world institutional support, and public/private partnerships.  Mr. Dobbin holds a Bachelor of Commerce degree from Memorial University of Newfoundland.

Mr. Dobbin was selected to serve on our Board in light of his substantial experience in the restaurant industry and his experience as an investor in the transportation, service, real estate, and hospitality sectors.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
Gary J. Heller	46	2010

Gary J. Heller is currently President of Heathcote Capital LLC, the Company’s financial advisor.  See “Certain Relationships and Related Party Transactions.”  Mr. Heller also served as Chief Operating Officer of Il Mulino New York, which operates and licenses fine dining Italian restaurants, from October 2012 to June 2013.  Prior to March 2012, Mr. Heller also served as a director and executive officer of Elephant & Castle Group, Inc.  Prior to his involvement in the restaurant industry, Mr. Heller served as a Managing Director of FTI Capital Advisors, LLC and a Director of Andersen Corporate Finance LLC.   Mr. Heller holds a BA in Economics from the University of Pennsylvania and an MBA in Finance from New York University.

Mr. Heller was selected to serve on our Board of Directors in light of his substantial experience in the restaurant industry and his experience as a financial advisor and an investment banker.

Prior to April 2012, Mr. Heller also served as a member of our Audit Committee and as chairman of our Compensation Committee.  Mr. Heller resigned from both committee positions upon the Company’s engagement of Heathcote Capital LLC as financial advisor.

Boyd E. Hoback	58	1992	President and Chief Executive Officer

Mr. Hoback has served as our President and Chief Executive Officer and as a member of our Board of Directors since December 1992 and has been in the restaurant business since the age of 16.  Mr. Hoback has been a vital part of the development of the Company and has been involved in developing and managing all areas of the Company.  Mr. Hoback is an honors graduate of the University of Colorado in Finance.

Mr. Hoback was selected to serve on our Board in light of his in-depth understanding of our business.

We have also designated Mr. Hoback as one of five managers of Bad Daddy’s Franchise Development, LLC, an entity in which we hold a 48% voting membership interest.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
Eric W. Reinhard	55	2005	Member of the Audit and Compensation Committees

Mr. Reinhard serves as Chairman and CEO of Shadow Beverage and Snacks, a consumer products accelerator of early stage innovation (2013-present). Prior to his recent assignment, Mr. Reinhard served as President of the Pepsi Cola Bottler’s Association, a beverage association management and consulting firm (2006-2013).  Prior to June 2004 he was the Senior Vice President & General Manager for the Pepsi Bottling Group’s Great West Business Unit.  While in this role, Mr. Reinhard was also a member of the Pepsi Bottling Group’s Chairman’s Council, a member of the Food Service Strategic Planning Committee, and a member of The Dr. Pepper Bottler Marketing Committee.  Mr. Reinhard joined Pepsi Cola in 1984 after four years with The Proctor & Gamble Distributing Company.  Since 1984 he has held several field and headquarters positions including Vice President/General Manager Pepsi-Lipton Tea Partnership (JV), General Manager Mid-Atlantic business Unit, Area Vice President Retail Channels, Vice President On-Premise Operations and Area Vice President of Franchise Operations.  Mr. Reinhard holds a BA from Michigan State University and has completed the Executive Business Program at the University of Michigan.

Mr. Reinhard was selected to serve on our Board in light of his substantial experience within the beverage industry and his broad knowledge concerning corporate governance and management.

From 2005-2010, Mr. Reinhard also served as Chairman of our Board.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
Alan A. Teran	68	2012	Chairman of the Audit and Compensation Committees

Mr. Teran is currently a principal in multiple private restaurants.  He previously served on our Board from 1994 to 2010.  Mr. Teran also served as a Director of Morton’s Restaurant Group, Inc. from 1994 until February 2012.  He served as president of the Cork & Cleaver restaurant chain from 1975 to 1981 and served as a Director for Boulder Valley National Bank and Charlie Brown’s Restaurants.  He was one of the first franchisees of Le Peep Restaurants.  Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

Mr. Teran was selected to serve on our Board in light of his substantial experience within the restaurant industry, his experience as an investor in multiple private restaurants, and his prior service on our Board.

We have also designated Mr. Teran as one five managers of Bad Daddy’s Franchise Development, LLC, an entity in which we hold a 48% voting membership interest.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
Reuven Har-Even	65	N/A	N/A

Mr. Har-Even is currently an Executive Vice President and Chief Financial Officer of P&E Capital, Inc., a family office holding company, in which capacity he has evaluated and is currently evaluating numerous investment opportunities in the restaurant industry. From 2002 to 2005 Mr. Har-Even served as Executive Vice President and Chief Financial Officer of Tiffen Acquisition LLC, a photographic equipment manufacturer and distributor. From 2001 to 2002 Mr. Har-Even served as Chief Financial and Administrative Officer of The Goldman Group, a global holding company of six machine tool subsidiaries. From 1997 to 2001 Mr. Har-Even served as acting Chief Operating Officer and Chief Financial Officer of Hayward Industrial Products, Inc., a manufacturer of industrial filtration products. From 1987 to 1997 Mr. Har-Even served as the Chief Financial Officer of Hayward Industries, Inc., holding company of largest swimming pool equipment manufacturer in North America. Prior to 1987 Mr. Har-Even was a partner at Grant Thornton, an international accounting and consulting firm.

Mr. Har-Even holds a BA in Statistics and Computer Science from The Hebrew University and an MBA in accounting and computer applications and information systems from New York University. Mr. Har-Even is a Certified Public Accountant and a member of the American institute of Certified Public Accountants and of the New York State Society of Certified Public Accountants.

Mr. Har-Even was selected to serve on our Board in light of his broad business experience and his experience with financial and accounting matters.

Name	Age	Director Since	Other Positions Held with the Company	Employment and Business Experience
Steven M. Johnson	54	N/A	N/A

Mr. Johnson is currently a Jimmy John’s franchisee in Oklahoma.  Prior to becoming a Jimmy John’s franchisee, Mr. Johnson served as the Chief Executive Officer of F&H Acquisition Corp., which owns and operates the Champps, Fox & Hound, and Bailey’s restaurant concepts.  From 1999 to 2006, Mr. Johnson served as Chief Executive Officer of Fox & Hound Restaurant Group.  From 1992 until 1998, Mr. Johnson was Chief Operating Officer for Coulter Enterprises, Inc., a Pizza Hut franchisee operating 100 Pizza Hut restaurants.  From 1985 through 1991, he was Controller for Fugate Enterprises, Inc., a Pizza Hut, Taco Bell and Blockbuster Video franchisee.  Previously, he was employed by the accounting firm of Ernst & Young.   Mr. Johnson is a certified public accountant.

Mr. Johnson also serves on the board of directors of Pizza Inn Holdings, Inc. (Nasdaq: PZZI), a position he has held since 2006.

Mr. Johnson holds a degree in accounting from Wichita State University.

Mr. Johnson was selected to serve on our Board in light of his substantial experience in the restaurant industry.

As set forth above, prior to March 2012, Messrs. Dobbin and Heller each served as a director and executive officer of Elephant & Castle Group Inc.  On June 28, 2011, Elephant & Castle Group, Inc. and related subsidiaries (collectively, the “Elephant & Castle Group”) filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code.  The Elephant & Castle Group subsequently sold all of its assets in a sale under the bankruptcy proceedings.

There are no family relationships among the directors.  As discussed below, under the heading “Director Independence,” the Board has determined that of the current directors Messrs. Bailey, Reinhard, and Teran are independent directors under the NASDAQ listing standards.  In addition, the Board previously determined that Neil Calvert qualified as an independent director under the NASDAQ listing standards prior to his ceasing to be a director effective August 30, 2013.

Geoffrey R. Bailey was originally elected to the Board pursuant to contractual board representation rights granted to The Bailey Company in connection with its investment in shares of our Series A Convertible Preferred Stock in 1996.  Mr. Bailey has continued to serve on the Board pursuant to contractual board representation rights held by The Bailey Company and its affiliates (“The Bailey Group”) in connection with our Series B Convertible Preferred Stock financing in February 2005 and the subsequent modification of those contractual rights in connection with the closing of our initial investment transaction with the Investor in December 2010, whereby The Bailey Group is entitled to designate one individual for election to our Board.

Eric W. Reinhard was originally elected to the Board pursuant to contractual board representation rights granted to certain investors in connection with our Series B Convertible Preferred Stock financing in February 2005 and the subsequent modification of those contractual rights in connection with the closing of our initial investment transaction with the Investor in December 2010, whereby Mr. Reinhard and his affiliates are entitled to designate one individual for election to our Board.

Messrs. Dobbin, Heller, and Teran were originally elected to the Board pursuant to contractual director designation rights granted to Small Island Investments Limited (“SII”) in connection with its initial investment in our Common Stock in December 2010 and its subsequent investment in our Series C Convertible Preferred Stock in September 2013.  The investment agreements provided that, for so long as SII continued to own at least 50% of our outstanding capital stock, (i) our Board shall not consist of more than seven directors, and (ii) SII would have the right to designate four individuals for election to our Board.  Following the completion of our public offering of shares of Common Stock and related warrants on August 21, 2013, SII no longer owns at least 50% of our outstanding capital stock and thus no longer has the right to designate four individuals for election to our Board.  SII has consented to the increase in the size of our Board of Directors from seven to eight members.

Vote Required for Approval

Approval of Proposal #1 – the election of eight directors – will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPANY’S EIGHT DIRECTOR NOMINEES LISTED ON THE ENCLOSED PROXY CARD.

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “GTIM”.  NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards.

The Board has determined that of the current directors Messrs. Bailey, Reinhard, and Teran are independent directors under the NASDAQ listing standards, while Messrs. Dobbin, Heller, and Hoback are not independent under such standards.  The Board has also determined that each of the two current members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 under the rules of the Securities and Exchange Commission (“SEC”) promulgated thereunder.  In addition, the Board previously determined that Neil Calvert qualified as an independent director under both the NASDAQ listing standards and SEC rules prior to his ceasing to be a director effective August 30, 2013.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board.  However, the Board has determined that separating these roles is in the best interests of the Company’s stockholders at this time.  The Board believes that this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Risk Oversight

Material risks are identified and prioritized by the Company’s management and reported to the Board for oversight.  The Board as a whole administers the Board’s risk oversight function.  The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.  In addition, the Board continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct which applies to all directors, officers, employees, and franchisees of the Company.  The Code of Business Conduct was filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.  The Code of Business Conduct is also available on the Company’s website at www.goodtimesburgers.com.

Board Committees

The standing committees of the Board are the Audit Committee, which is currently comprised of Messrs. Reinhard and Teran (Chairman), and the Compensation Committee, which is currently comprised of Messrs. Bailey, Reinhard, and Teran (Chairman).  As discussed under the heading “Nominee Selection Process” below, there is no standing nominating committee of the Board and instead the Board as a whole acts as the nominating committee for the selection of nominees for election as directors.

Prior to his resignation from the Board effective August 30, 2013, Neil Calvert served as chairman of the Audit Committee.

Audit Committee

The Audit Committee currently consists of Messrs. Reinhard and Teran (Chairman).  The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the NASDAQ listing standards and by applicable SEC rules.  In addition, the Board has determined that Mr. Teran is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv)  an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Neil Calvert ceased to be a member of the Company’s Board of Directors on August 30, 2013 and a member and Chairman of the Audit Committee.  The Board of Directors intends to name a replacement for him on the Audit Committee following the Annual Meeting.  Prior to August 30, 2013, Mr. Calvert also served as our audit committee financial expert.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information.  In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.  The Audit Committee operates pursuant to a written Charter adopted by the Board.  A current copy of the Audit Committee Charter is available on our website at www.goodtimesburgers.com.  The Audit Committee held five meetings during the fiscal year ended September 30, 2012.

Compensation Committee

The Compensation Committee currently consists of Messrs. Bailey, Reinhard, and Teran (Chairman).  The Board has determined that all of the members of the Compensation Committee are “independent,” as defined by the NASDAQ listing standards.  The function of the Compensation Committee is to consider and determine all matters relating to the compensation of the President and Chief Executive Officer and other executive officers, including matters relating to the employment agreements.  The Compensation Committee held one meeting during the fiscal year ended September 30, 2012.

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”).  Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs.  The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives.  The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board.  The Compensation Committee has also been appointed by the Board to administer our 2008 Omnibus Equity Incentive Compensation Plan, which is the successor equity compensation plan to the Company’s 2001 Stock Option Plan.  The Compensation Committee does not delegate any of its authority to other persons.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs.  The Compensation Committee reviews and determines the base salaries for the Named Executive Officers, and also approves awards to the Named Executive Officers under the Company’s equity compensation plans.

In determining the amount and form of compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee obtains input from the Chief Executive Officer regarding the duties, responsibilities, and performance of the other executive officers and the results of performance reviews.  The Chief Executive Officer also recommends to the Compensation Committee the base salary levels for all Named Executive Officers and the award levels for all Named Executive Officers under the Company’s equity compensation programs.  No Named Executive Officer attends any executive session of the Compensation Committee or is present during final deliberations or determinations of such Named Executive Officer’s compensation.  The Chief Executive Officer also provides input with respect to the amount and form of compensation for the members of the Board.

The Compensation Committee has the authority to directly engage, at the Company’s expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of executive and director compensation.  For the fiscal year ended September 30, 2012, the Compensation Committee did not use the services of a compensation consultant or other adviser.  However, the Compensation Committee has reviewed surveys, reports, and other market data against which it has measured the competitiveness of the Company’s compensation programs.

In determining the amount and form of executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies.

On August 30, 2013, our Board approved and adopted a written charter for the Compensation Committee.  A copy of the Compensation Committee Charter is available on our website at www.goodtimesburgers.com.

Communication with Directors

The Board welcomes questions or comments about us and our operations.  Those interested may contact the Board as a whole or any one or more specified individual directors by sending a letter to the intended recipients’ attention in care of Good Times Restaurants Inc., Attention: Corporate Secretary, 601 Corporate Circle, Golden, CO 80401.  All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Director Attendance at Meetings

There were five meetings of the Board held during the fiscal year ended September 30, 2012. No member of the Board attended fewer than 75% of the Board meetings and applicable committee meetings for the fiscal year ended September 30, 2012.

The Company does not have a formal policy on director attendance at the annual meeting.  Messrs. Bailey, Dobbin, Heller, Hoback and Teran attended the annual meeting of stockholders for the fiscal year ended September 30, 2011, which was held on September 14, 2012.  Former director Neil Calvert also attended the last annual meeting.  Mr. Reinhard did not attend the last annual meeting.

Nominee Selection Process

Our Board as a whole acts as the nominating committee for the selection of nominees for election as directors.  We do not have a separate standing nominating committee since we require that our director nominees be approved as nominees by a majority of our independent directors.  The Board will consider suggestions by stockholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of the Company by November 15 of the year immediately preceding the annual meeting.  No request for a recommended nominee was made by the 2012 deadline by any stockholder or group of stockholders with beneficial ownership of more than five percent of our Common Stock as indicated in a Schedule 13D or 13G, other than those stockholders with contractual board representation or director designation rights as discussed above.

The Board selects each nominee, subject to contractual representation or designation rights held by certain stockholders, based on the nominee’s skills, achievements, and experience, with the objective that the Board as a whole should have broad and relevant experience in high policymaking levels in business and a commitment to representing the long-term interests of the stockholders.  The Board believes that each nominee should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity.

The Board evaluates each potential nominee individually and in the context of the Board as a whole.  The objective is to recommend a group that will effectively contribute to our long-term success and represent stockholder interests.  In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

When seeking candidates for director, the Board solicits suggestions from incumbent directors, management, stockholders, and others.  The Board does not have a charter for the nominating process.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business.

Directors’ Compensation

Each non-employee director receives $500 for each Board of Directors meeting attended.  Members of the Compensation and Audit Committees generally each receive $100 per meeting attended.  However, where both Compensation and Audit Committee meetings are held at the same gathering, only $100 is paid to directors attending both committee meetings. Additionally, for the fiscal year ended September 30, 2012, each director, with the exception of Messrs. Calvert and Teran, received a non-statutory stock option to acquire 5,000 shares of Common Stock at an exercise price of $1.31 per share.  Mr. Teran received a non-statutory stock option to acquire 2,000 shares of Common Stock at an exercise price of $2.12 per share in June 2012, when he was elected to the Board. Mr. Calvert received a non-statutory stock option to acquire 2,000 shares of Common Stock at an exercise price of $1.46 per share in September 2012, when he was elected to the Board.  Mr. Calvert ceased to be a director of the Company effective August 30, 2013.

The following table sets forth compensation information for the fiscal year ended September 30, 2012 with respect to directors:

Director Compensation Table for Fiscal Year Ended September 30, 2012
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) [1,2]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Geoffrey R. Bailey	1,700	_	5,281	_	_	_	6,981
David Dobbin	2,200	_	5,281	_	_	_	7,481
Gary Heller	2,100	_	5,281	_	_	_	7,381
Eric W. Reinhard	1,800	_	5,281	_	_	_	7,081
Keith Radford [3]	1,000	_	5,281	_	_	_	6,281
Alan Teran	1,800	_	3,574	_	_	_	5,374
Neil Calvert [4]	800	_	2,469	_	_	_	3,269
Boyd E. Hoback [5]	_	_	_	_	_	_	0

[1]

The value of stock option awards shown in this column includes all amounts expensed in the Company's financial statements in 2012 for equity awards in accordance with the guidance of FASB ASC 718-10-30, Compensation – Stock Compensation, excluding any estimate for forfeitures.  The Company's accounting treatment for, and assumptions made in the valuation of equity awards are set forth in Note 1 of the notes to the Company's 2012 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.  There were no option awards re-priced in 2012.

[2]

As of September 30, 2012, the following directors held options to purchase the following number of shares of our Common Stock:  Mr. Bailey 10,333 shares; Mr. Dobbin 5,667 shares; Mr. Heller 5,667 shares; Mr. Reinhard 11,167 shares; Mr. Teran 2,000 shares; Mr. Calvert 2,000; and Mr. Hoback 45,414 shares.

[3]	Mr. Radford resigned as a director effective as of June 30, 2012. Mr. Radford’s options have expired and are no longer outstanding.
[4]	Mr. Calvert ceased to be a director effective as of August 30, 2013.
[5]	Mr. Hoback is an employee director and does not receive additional fees for service as a member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and persons who own more than ten percent of our Common Stock must disclose their initial beneficial ownership of the Common Stock and any changes in that ownership in reports which must be filed with the SEC and the Company. The SEC has designated specific deadlines for these reports and the Company must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with the Company and written representations received from reporting persons the Company believes that during the fiscal year ended September 30, 2012 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis, except that Mr. Dobbin failed to make a Section 16(a) filing with respect to recent changes within the members of his family of the ownership of SII.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Bailey Company

Our corporate headquarters are located in a building owned by The Bailey Company and in which The Bailey Company also has its corporate headquarters.  We currently lease approximately 3,700 square feet of space for our executive offices in Golden, Colorado for approximately $69,000 per year under a lease agreement, as amended, which expires in December 2013.

The Bailey Company was the owner of one franchised Good Times Burgers & Frozen Custard restaurant located in Loveland, Colorado.  The Company purchased this restaurant in August 2012 for a purchase price of approximately $100,000.  The Bailey Company was also previously the owner of one franchised restaurant in Thornton, Colorado which was closed in October 2009. The Bailey Company had entered into two franchise and management agreements with us.  Franchise royalties and management fees paid under those agreements totaled approximately $44,000 and $53,000 for the fiscal years ending September 30, 2012 and 2011, respectively.

Golden Bridge Loan

In December 2010, the Company repaid an outstanding loan from Golden Bridge, LLC (“Golden Bridge”), in the principal amount of $185,000 plus accrued interest thereon in the amount of $18,000. Directors Eric Reinhard and Alan Teran and former directors Ron Goodson, David Grissen, and Richard Stark, who are all stockholders of the Company, are the sole members of Golden Bridge, and Eric Reinhard is the sole manager of Golden Bridge.  The Company’s repayment of the Golden Bridge loan was duly approved in advance by our Board by the affirmative vote of members thereof who did not have an interest in the transaction.

Heathcote Financial Advisory Services Agreement

On April 6, 2012, the Company entered into a financial advisory services agreement with Heathcote, pursuant to which the Company engaged Heathcote to provide exclusive financial advisory services to the Company in connection with a possible strategic transaction.  Gary J. Heller, a member of our Board of Directors, is the principal of Heathcote.  Accordingly, the Company’s agreement with Heathcote constitutes a related party transaction and was reviewed and approved by the Audit Committee of the Company’s Board of Directors.  Mr. Heller did not participate in the Audit Committee’s consideration of the agreement and abstained from the committee’s vote to approve the agreement.  Concurrently with the Company’s engagement of Heathcote, Mr. Heller resigned as a member of the Audit Committee and as Chairman of the Compensation Committee, though he continues to serve on our Board.

On March 25, 2013, the Company and Heathcote modified this agreement to exclude any transactions involving the Maxim Group LLC and for Heathcote to continue to provide non-exclusive financial advisory services to the Company.  The Company paid a total of $70,000 in fees to Heathcote under the agreement for services provided in connection with the Bad Daddy’s Burger Bar transaction.

SII Investment Transaction

On June 13, 2012, the Company entered into a Securities Purchase Agreement with SII, pursuant to which the Company agreed to issue and sell to SII, and SII agreed to purchase, 473,934 shares of newly designated Series C Convertible Preferred Stock for an aggregate purchase price of $2,000,001.48 (i.e., $4.22 per share), subject to the satisfaction of certain conditions precedent set forth in the purchase agreement.  At the time the Company and SII entered into the purchase agreement, SII held 50.8% of our outstanding Common Stock.  In addition, David L. Dobbin, the Chairman of our Board, is a principal of SII.  Accordingly, the agreement constitutes a related party transaction and was reviewed and approved by the Audit Committee.

On September 28, 2012, we completed the sale and issuance of 355,451 shares of Series C Convertible Preferred Stock to SII for an aggregate purchase price of $1,500,000.  As a result of this issuance, SII’s beneficial ownership interest in the Company increased from 50.8% to 60.9%.  We also entered into a Supplemental Agreement with SII, dated September 28, 2012, and further amended on October 16, 2012, pursuant to which we extended the time period for SII to complete its purchase of the remaining shares of Series C Convertible Preferred Stock.  Pursuant to the Supplemental Agreement, as

amended, SII agreed to complete its purchase of an additional 118,483 shares of Series C Convertible Preferred Stock, for an additional aggregate purchase price of $500,000, on or before March 31, 2013, at such time as the Company’s Board of Directors reasonably determines, with 45 days’ prior notice to SII, that the Company requires such funds to maintain the minimum stockholders’ equity required under Nasdaq Listing Rule 5550(b) for continued listing on the Nasdaq Capital Market. The Company’s Board of Directors determined that it will not require such funds to maintain the minimum stockholders’ equity requirement.  As a result, SII did not complete its purchase of the additional 118,483 shares of Series C Convertible Preferred Stock.

Each share of Series C Convertible Preferred Stock is convertible at the option of the holder into two shares of Common Stock, subject to certain anti-dilution provisions.  The shares of Series C Convertible Preferred Stock will accrue dividends at the rate of 8% per annum of the original issue price of $4.22 per share, with such accrued dividends payable quarterly.  In the event the Series C Convertible Preferred Stock has not been converted to Common Stock within 18 months following the issuance thereof, thereafter (i) the rate of the accrued dividends shall increase to 15% per annum from the date that is 18 months after the issuance thereof until converted or redeemed by the Company, and (ii) the Company may upon the approval of a majority of the disinterested members of the Board of Directors redeem all or from time to time a portion of the Series C Convertible Preferred Stock by payment of its liquidation preference.  The shares of Series C Convertible Preferred Stock also have additional voting rights, restrictions and provisions as described under the heading “Series C Convertible Preferred Stock” in the section of this prospectus entitled “Description of Securities.”

The June 13, 2012 Securities Purchase Agreement between the Company and SII reconfirmed and continued the director designation rights granted to SII in connection with its initial investment in the Company.  Both purchase agreements provide that, for so long as SII continues to own at least 50% of the Company’s outstanding capital stock, (i) our Board of Directors shall not consist of more than seven members, and (ii) SII shall have the right to designate four individuals for election to our Board at each annual meeting of our stockholders.  Following the completion of our public offering of shares of Common Stock and related warrants on August 21, 2013, SII owns less than 50% of our outstanding capital stock and therefore no longer has director designation rights under the purchase agreements.  SII has consented to the increase in the size of our Board of Directors from seven to eight members.

Pursuant to the purchase agreements, SII has also agreed to vote its shares in any election of directors for one individual designated by The Bailey Group and one individual designated by Mr. Reinhard and his affiliates, in addition to SII’s four director designees.  If either The Bailey Group or Mr. Reinhard and his affiliates cease to own at least 200,000 shares of the Company’s Common Stock (as adjusted for the reverse stock split of the Company’s Common Stock effected on December 31, 2010, and may be further adjusted for any future stock splits, reverse splits, or similar capital stock transactions), then the foregoing designation rights will cease, and SII has agreed to vote its shares in any election of directors in favor of a person, other than an SII designee, who receives the majority of votes of holders of Common Stock other than SII.  Geoffrey R. Bailey is the current director designated by The Bailey Group, and Eric W. Reinhard is the current director designated by Mr. Reinhard and his affiliates.

The June 13, 2012 Securities Purchase Agreement between the Company and SII further provides that, for so long as SII continues to hold at least 75% of the shares of Series C Convertible Preferred Stock and/or the shares of Common Stock issuable upon conversion thereof, SII will have a right of first refusal to purchase additional securities which are offered by the Company on the same terms as offered for the purpose of maintaining its percentage ownership interest in the Company.  SII waived its right to purchase any of the shares of Common Stock or related warrants issued and sold in our recent public offering.

Bad Daddy’s Transaction

On April 9, 2013, the Company entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas, and a 48% voting ownership interest in the franchisor entity, BDFD (collectively, the “Bad Daddy’s Transaction”).  Each of the material agreements relating to the Bad Daddy’s Transaction is summarized in the Company’s Current Report on Form 8-K filed on April 15, 2013.

Other

In connection with our recently completed public offering of shares of our Common Stock and related warrants, the Company and each of our officers, directors, and certain existing stockholders aggregating at least 65% of our outstanding shares, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of six months after the closing date of the offering without the prior written consent of the underwriter.

The Company intends to enter into a standstill agreement with director nominee Reuven Har-Even, pursuant to which Mr. Har-Even will agree that for the period ending December 31, 2015 neither he nor any affiliate, including but not limited to P&E Capital, Inc., shall acquire any shares of capital stock of the Company or participate in any transaction intended to result in a change of control of the Company without the consent to such acquisition or participation by the Board of Directors of the Company.

AUDIT COMMITTEE REPORT

Management is responsible for the internal controls and financial reporting process for the Company.  The independent accountants for the Company are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met with management and the independent accountants to review and discuss the Company’s financial statements for the fiscal year ended September 30, 2012.  Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.  The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Good Times Restaurants Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

Neil Calvert ceased to be a member of the Company’s Board of Directors on August 30, 2013 and a member and Chairman of the Audit Committee.  The Board of Directors intends to name a replacement for him on the Audit Committee following the annual meeting of stockholders.

Audit Committee

Eric W. Reinhard

Alan A. Teran (Chairman)

INDEPENDENT AUDITOR INFORMATION

The Board appointed HEIN & ASSOCIATES LLP as the Company’s independent auditors for the fiscal year ended September 30, 2011 and the fiscal year ended September 30, 2012, and to perform other accounting services.  Representatives of HEIN & ASSOCIATES LLP are expected to be present at the annual meeting of stockholders, and will have the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

Audit Fees

The aggregate fees billed for professional services rendered by HEIN & ASSOCIATES LLP for its audit of the Company’s annual financial statements for the fiscal year ended September 30, 2012, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2012, were $76,095 compared to $71,482 in fees for the fiscal year ended September 30, 2011.

Audit Related Fees

There were no aggregate fees billed by HEIN & ASSOCIATES LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” for the fiscal years ended September 30, 2012 and September 30, 2011.

Tax Fees

The aggregate fees billed by HEIN & ASSOCIATES LLP for the preparation and review of the Company’s tax returns for the fiscal year ended September 30, 2012 were $14,000 compared to $10,500 in fees for the fiscal year ended September 30, 2011.

All Other Fees

The aggregate fees billed to the Company for all other services rendered by HEIN & ASSOCIATES LLP for the fiscal year ended September 30, 2012 were $15,270 compared to $14,030 in fees for the fiscal year ended September 30, 2011.  These fees are primarily related to a 401(k) plan audit.

Policy on Pre-Approval Policies of Auditor Services

Under the provisions of the Audit Committee Charter, all audit services and all permitted non-audit services (unless subject to a de minimis exception allowed by law) provided by our independent auditors, as well as fees and other compensation to be paid to them, must be approved in advance by our Audit Committee.  All audit and other services provided by HEIN & ASSOCIATES LLP during the fiscal year ended September 30, 2012, and the related fees as discussed above, were approved in advance in accordance with SEC rules and the provisions of the Audit Committee Charter.  There were no other services or products provided by HEIN & ASSOCIATES LLP to us or related fees during the fiscal year ended September 30, 2012 except as discussed above.

Auditor Independence

The Audit Committee of our Board has considered the effect that the provision of the services described above under the caption “All Other Fees” may have on the independence of HEIN & ASSOCIATES LLP.  The Audit Committee has determined that provision of those services is compatible with maintaining the independence of HEIN & ASSOCIATES LLP as the Company’s principal accountants.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s Common Stock as of August 27, 2013 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s Common Stock, each director and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.  The address for the principal stockholders and the directors and officers is 601 Corporate Circle, Golden, CO 80401.

Holder	Number of shares	Percent of
Principal stockholders:	beneficially owned**	class[1]
Small Island Investments Ltd.	2,094,236[2]	37.15%
The Bailey Co.	273,837[3]	5.56%
The Erie Co. Investment Co.	338,730[3]	6.88%
Directors and Officers:
Geoffrey R. Bailey-Director	16,766[4]	*
David L. Dobbin-Director	2,101,903[5]	37.24%
Gary J. Heller-Director	7,667[6]	*
Boyd E. Hoback-Director/Officer	53,964[7]	1.07%
Susan M. Knutson-Officer	6,847[8]	*
Scott G. LeFever-Officer	12,279[9]	*
Alan A. Teran -Director	31,235[10]	1.14%
Eric Reinhard-Director	99,034[11]	2.00%
Neil Calvert-Former Director	4,000[12]	*
All directors and executive officers as a group (9 persons including all those named above)	2,333,695[13]	39.84%

1	Based on 4,926,214 shares of Common Stock outstanding as of August 27, 2013.
2

SII is owned and controlled by director David L. Dobbin and members of his family.  Includes 710,902 shares of Common Stock which may be issued upon conversion of outstanding shares of Series C Convertible Preferred Stock.

3

The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of the Company’s Common Stock held by The Bailey Company.  The Erie County Investment Co. also owns 64,893 shares of the Company’s Common Stock in its own name.  Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Co.  Because of his ownership of only 26% of the voting shares of The Erie County Investment Co., Paul T. Bailey disclaims beneficial ownership of the shares of Common Stock held by The Bailey Company and The Erie County Investment Co.

4	Includes 12,333 shares underlying presently exercisable stock options.
5	Includes shares of Common Stock held beneficially by SII. Also includes 7,667 shares underlying presently exercisable stock options held by Mr. Dobbin.
6	Includes 7,667 shares underlying presently exercisable stock options.
7	Includes 28,967 shares underlying presently exercisable stock options and 6,000 shares underlying presently exercisable warrants.
8	Includes 6,847 shares underlying presently exercisable stock options.
9	Includes 12,279 shares underlying presently exercisable stock options.
10	Includes 4,000 shares underlying presently exercisable stock options.
11	Includes 13,167 shares underlying presently exercisable stock options.
12	Includes 4,000 shares underlying presently exercisable stock options. Mr. Calvert ceased to be a director of the Company effective August 30, 2013.
13

Does not include shares of Common Stock held beneficially by The Bailey Company and The Erie County Investment Co.  If those shares were included, the number of shares of Common Stock beneficially held by all directors and executive officers as a group would be 2,672,425 and the percentage of the class would be 45.62%.

*	Less than one percent.
**

Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position	Date Began With Company
Boyd E. Hoback	58	President & CEO	September 1987
Susan M. Knutson	54	Controller	September 1987
Scott G. LeFever	55	VP of Operations	September 1987

Boyd E. Hoback.  See the description of Mr. Hoback’s business experience under the heading “Director Nominees” under “Proposal #1 – Election of Directors” above.

Susan M. Knutson has been Controller since 1993 with direct responsibility for overseeing the accounting department, maintaining cash controls, producing budgets, financials, and quarterly and annual reports required to be filed with the SEC, acting as the principal financial officer of the Company, and preparing all information for the annual audit.

Scott G. LeFever has been Vice President of Operations since August 1995, and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel, and cost controls.

Executive officers do not have fixed terms and serve at the discretion of the Board.  There are no family relationships among the executive officers or directors.

Executive Compensation

The following table sets forth compensation information for the fiscal years ended September 30, 2012 and September 30, 2011 with respect to the Named Executive Officers:

Summary Compensation Table for the Fiscal Years Ended September 30, 2012 and September 30, 2011:

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $[3]	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Boyd E. Hoback	2012	147,000	_	_	12,410	_	_	18,063[1]	177,473
President & Chief Executive Officer	2011	133,000	_	_	17,816	_	_	16,961[1]	167,777
Scott G. LeFever	2012	87,542	_	_	4,309	_	_	12,435[2]	104,286
Vice President of Operations	2011	75,000	_	_	9,565	_	_	12,470[2]	97,035
[1]	The amount indicated for Mr. Hoback includes an automobile allowance, long-term disability and personal expenses.
[2]	The amount indicated for Mr. LeFever includes an automobile allowance and long-term disability.
[3]

The value of stock option awards shown in this column includes all amounts expensed in the Company's financial statements in 2011 and 2012 for equity awards in accordance with the guidance of FASB ASC 718-10-30, Compensation – Stock Compensation, excluding any estimate for forfeitures.  The Company’s accounting treatment for, and assumptions made in the valuations of, equity awards is set forth in Note 1 of the notes to the Company’s 2012 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.  There were no option awards re-priced in 2012.

There were no shares of SARs granted during 2012 or 2011 nor has there been any nonqualified deferred compensation paid to any named executive officers during 2012 or 2011.  The Company does not have any plans that provide for specified retirement payments and benefits at, following or in connection with retirement.

The following table sets forth information as of September 30, 2012 on all unexercised options previously awarded to the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year-End
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options -Exercisable (#)	Number of Securities Underlying Unexercised Options -Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Boyd E. Hoback	1,250	_	_	$8.10	10/01/12	_	_	_	_
	1,300	_	_	$10.80	10/01/13	_	_	_	_
	4,000	_	_	$9.33	10/01/14	_	_	_	_
	2,833	_	_	$17.04	10/01/15	_	_	_	_
	6,333		_	$19.14	11/17/16	_	_	_	_
	9,501		_	$4.41	11/14/18	_	_	_	_
	0	4,551 (1)	_	$3.45	11/06/19	_	_	_	_
	0	10,647 (2)	_	$1.56	12/13/20	_	_	_	_
	5,000		_	$1.31	12/14/21	_	_	_	_
Scott G. LeFever	420	_	_	$8.10	10/01/12	_	_	_	_
	860	_	_	$10.80	10/01/13	_	_	_	_
	1,917	_	_	$9.33	10/01/14	_	_	_	_
	1,917	_	_	$17.04	10/01/15	_	_	_	_
	1,917		_	$19.14	11/17/16	_	_	_	_
	5,669		_	$4.41	11/14/18	_	_	_	_
	0	1,449 (1)	_	$3.45	11/06/19	_	_	_	_
	0	7,985 (2)	_	$1.56	12/13/20	_	_	_	_

[1]	The options were granted on November 6, 2009. the shares under the option agreements will become fully exercisable on November 6, 2012, following the end of the 2012 fiscal year.
[2]	The options were granted on December 13, 2010. Assuming continued employment with the Company, the shares under the option agreements will become fully exercisable on December 6, 2013.

(The numbers of options and the exercise prices shown in this table have been adjusted to effect the one for three reverse stock split that occurred on December 31, 2010.)

Employment Agreement

Mr. Hoback entered into an employment agreement with us in October 2001 and the terms of the agreement were revised effective October 2007 for compliance with Section 409A of the Internal Revenue Code.  The revised agreement provides for his employment as president and chief executive officer for two years from the date of the agreement at a minimum salary of $190,000 per year, terminable by us only for cause.  The agreement provides for payment of one year’s salary and benefits in the event that change of ownership control results in a termination of his employment or termination other than for cause.  This agreement renews automatically unless specifically not renewed by our Board of Directors.  Mr. Hoback’s compensation, including salary, expense allowance, bonus and any equity award, is reviewed and set annually by the Compensation Committee.  Mr. Hoback’s bonus, when applicable, is based on the Company’s achieving certain Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) targets for the year.

As a condition to the closing of the initial SII investment transaction, Mr. Hoback agreed to waive certain rights under the employment agreement which would otherwise have accrued to him as a result of the change in ownership control of the Company as a result of the SII transaction, including his right to terminate his employment within one year of the change in control and trigger the severance payment described above and his right to accelerate the vesting of stock options upon the change in control.  The waiver does not apply to any subsequent change of control of the Company.

Other Employment Arrangements

Mr. LeFever is employed as an “employee at will” and does not have a written employment agreement.  His compensation, including salary, expense allowance, bonus and any equity awards, is reviewed and approved by the Compensation Committee annually.  He participates in a bonus program that is based on both the Company’s level of EBITDA for the year and achieving certain operating metrics and sales targets set by the Compensation Committee.

Heathcote Agreement

On April 6, 2012, the Company entered into a financial advisory services agreement with Heathcote, pursuant to which the Company engaged Heathcote to provide exclusive financial advisory services to the Company in connection with a possible strategic transaction.  Gary J. Heller, a member of our Board of Directors, is the principal of Heathcote.  On March 25, 2013, the Company and Heathcote modified this agreement to exclude any transactions involving the Maxim Group LLC and for Heathcote to continue to provide non-exclusive financial advisory services to the Company.  The Company paid a total of $70,000 in fees to Heathcote under the agreement in connection with services provided in connection with the Bad Daddy’s Transaction.

BDFD Compensation Arrangements

The Amended and Restated Operating Agreement of BDFD (the “BDFD Operating Agreement”) provides that BDFD may issue Class B Units which are intended to be issued as “profits interests” in BDFD.  The Board of Managers of BDFD has authority to issue up to such number of Class B Units as is equal to an aggregate of 15% of the outstanding units of BDFD owned by all members.  In addition to the provisions of the Operating Agreement, all Class B Units are subject to the terms and conditions of a grant agreement governing the terms of such Units. Initial grants of 5% each have been made to Boyd Hoback and Scott Somes pursuant to Class B Unit Grant Agreements between BDFD and such individuals dated April 9, 2013.  The Class B Units are fully earned but subject to forfeiture, in all or in part, during the first 36 months after the grant date.

PROPOSAL #2 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules promulgated by the Securities and Exchange Commission (“SEC”).  Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended.

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests.

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our fiscal year 2012 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the summary compensation tables and related narrative information set forth in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL #2.

PROPOSAL #3 – FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In addition to the non-binding advisory vote on the compensation of the Company’s named executive officers, the Dodd-Frank Act also enables our stockholders to express their preference for having future “say on pay” votes every one, two or three years.  This non-binding “frequency” vote is required at least once every six years beginning with our 2013 Annual Meeting.  It is the Company’s belief, and the Board’s recommendation, that this vote should occur every two years.

The Company’s executive compensation practices need to remain flexible and reflect the state of the Company and the industry. The Board believes that providing the Company’s stockholders with an advisory vote on executive compensation every two years is consistent with the Compensation Committee’s approach to regularly evaluate executive compensation policies and procedures.

For the above reasons, the Board recommends that the stockholders vote to hold future advisory votes on executive compensation every two years. Each stockholder’s vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal #3, each stockholder has four choices, vote on executive pay every year, every two years, every three years, or abstain from voting. As an advisory vote, the vote on Proposal #3 is not binding upon the Board or the Company. However, the Compensation Committee and the Board will consider the outcome of the vote when determining the frequency of future stockholder advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR “2 YEARS” ON PROPOSAL #3.

STOCKHOLDER NOMINATIONS AND OTHER PROPOSALS

Any stockholder proposal for the annual meeting of stockholders for the fiscal year ended September 30, 2013, to be held in 2014, must be received by the Company by December 15, 2013 for the proposal to be included in the Company’s proxy statement and form of proxy for that meeting.  If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by December 15, 2013, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) of the Securities Exchange Act of 1934, and the person named in proxies solicited by the Board may use his or her discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  The Company files reports, proxy statements, and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at www.sec.gov.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and copies of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2012, March 31, 2013 and June 30, 2013, can be found at the SEC’s internet site.  The Company’s Annual Report on Form 10-K (including the financial information set forth therein) is incorporated by reference into this Proxy Statement, as described below.  The Company will provide upon written request, without charge to each stockholder of record as of the record date, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibits.  Any such requests should be directed to the attention of our corporate secretary at the Company’s corporate offices located at 601 Corporate Circle, Golden, Colorado 80401.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents that we file with the SEC.  This means that the Company can disclose important information to you by referring to those documents.  The information incorporated by reference is considered to be a part of this Proxy Statement.  We incorporate by reference the following information form the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012:

•

the information under the caption “Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

the information under the caption “Item 7. Financial Statements”; and

•

the information under the caption “Item 8. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure”.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

GOOD TIMES RESTAURANTS INC.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2013.

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on September 27, 2013 and the Proxy Statement, and appoints Boyd E. Hoback and Susan M. Knutson (or either of them), the proxy of the undersigned, each with full power of substitution, to vote all shares of common stock of Good Times Restaurants Inc., a Nevada corporation (the “Company”), that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on September 27, 2013, beginning at 9:00 a.m. local time, at the Company’s corporate offices, which are located at 601 Corporate Circle, Golden, Colorado 80401, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the matter set forth herein.

PROPOSAL #1 – ELECTION OF DIRECTORS:  To elect eight directors of the Company to serve for the next year.

Director Nominees:

Geoffrey R. Bailey	For	[ ]	Against	[ ]	Abstain	[ ]

David L. Dobbin	For	[ ]	Against	[ ]	Abstain	[ ]

Boyd E. Hoback	For	[ ]	Against	[ ]	Abstain	[ ]

Gary J. Heller	For	[ ]	Against	[ ]	Abstain	[ ]

Eric W. Reinhard	For	[ ]	Against	[ ]	Abstain	[ ]

Alan A. Teran	For	[ ]	Against	[ ]	Abstain	[ ]

Reuven Har-Even	For	[ ]	Against	[ ]	Abstain	[ ]

Steven M. Johnson	For	[ ]	Against	[ ]	Abstain	[ ]

PROPOSAL #2 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS:  To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.

For	[ ]	Against	[ ]	Abstain	[ ]

PROPOSAL #3 – ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS:  To recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	[ ]	2 Years	[ ]	3 Years	[ ]	Abstain	[ ]

This proxy when properly executed will be voted in the manner directed by the undersigned.

If this proxy is properly executed but no voting directions are given, this proxy will be voted “For” the election of each of the director nominees set forth above, “For” the approval of Proposal #2, and for “2 Years” on Proposal #3.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting.  As of the date of the accompanying Proxy Statement, the Company did not know of any other matters to be presented at the meeting.  If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors.

Please sign exactly as your name appears below.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned: __________

Dated: __________

______________________

Signature of Shareholder

Signature (if held jointly)

(Sign exactly as name appears on stock certificate)